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                                                                    EXHIBIT 23.2


                                  INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-115209 of Morningstar, Inc. on Form S-1 of our report dated April 1,
2004 (January 31, 2005 as to Note 13) related to the consolidated financial statements of mPower.com, Inc. ("mPower") as of December 31, 2001 and 2002 and for each of the two years in the period ended December 31, 2002, (which report expresses an unqualified opinion and includes explanatory paragraphs as to mPower's change in its method of accounting for goodwill and intangible assets and the effects of the restatement of its consolidated financial statements discussed in Note 13) appearing in the Prospectus, which is part of this Registration Statement and of our report dated April 1, 2004 relating to the financial statement schedule appearing elsewhere in the Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 15, 2005